UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 13, 2012

LIQUIDITY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 L Street, N.W., 6th Floor, Washington, D.C.	20036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (202) 467-6868

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 13, 2012, Liquidity Services, Inc. (the “Company”) and the Defense Logistics Agency Disposition Services (the “DLA Disposition Services”) entered into a Supplemental Agreement (the “Amendment”) relating to Surplus Usable Property Sales Contract (Sales Contract Number 08-0001-0001), effective as of July 31, 2008, between the Company and the Defense Reutilization and Marketing Service of the U.S. Department of Defense, as amended (the “Surplus Contract”), which was previously filed by the Company as Exhibit 10.1 to the Company’s  Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2008.  The Amendment represents the second of two extensions available under the Surplus Contract.  A copy of the associated press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the Amendment, which is effective as of September 13, 2012, the DLA Disposition Services exercised its option to extend the performance period of the Surplus Contract by one year to February 13, 2014.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibits are filed as part of this report:

10.1                                                         Supplemental Agreement No. 6 relating to Surplus Usable Property Sales Contract (Sales Contract Number 08-0001-0001) between Liquidity Services, Inc. and the Defense Reutilization and Marketing Service of the U.S. Department of Defense.

99.1                                                         Press Release, dated September 13, 2012, with respect to the amendment to the Surplus Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: September 14, 2012	By:	/s/ James E. Williams
	Name:	James E. Williams
	Title:	Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1

Supplemental Agreement No. 6 relating to Surplus Usable Property Sales Contract (Sales Contract Number 08-0001-0001) between Liquidity Services, Inc. and the Defense Reutilization and Marketing Service of the U.S. Department of Defense.

99.1	Press Release, dated September 14, 2012, with respect to the amendment to the Surplus Contract.